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                                                                   EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of May 9, 1997 by and between Carson Products Company, a Delaware Corporation (the "Company"), and Robert W. Pierce ("Executive").


                                  WITNESSETH:
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     WHEREAS, the Company wishes to retain the services of Executive from and after the date of the execution of this Agreement (the "Execution Date"), and Executive wishes to be employed in the services of the Company from and after the Execution Date, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1.  Term of Covered Employment.  The term of Executive's employment covered
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under this Agreement (the "Term of Covered Employment") shall commence on the
Execution Date and shall end on the third anniversary of the Execution Date (the "Expiration Date"), unless terminated earlier under Section 4.

     2.  Employment and Duties.  Subject to the terms and conditions hereinafter
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set forth, during the Term of Covered Employment, the Company shall employ
Executive, and Executive shall serve, as Executive Vice President-Finance and Chief Financial Officer.

     In such capacity, Executive shall perform the duties and responsibilities assigned by the Company, and such performance shall be Executive's principal activity to which he shall devote substantially all his working hours. Executive shall report to the Chairman and Chief Executive Officer of the Company.

     3.  Compensation and Benefits.
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     3.1  Compensation.  For all services to be rendered during the Term of
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Covered Employment, the Company shall pay Executive a salary ("Base Salary") of
$250,000 per annum, payable bi-weekly in arrears. The executive shall also receive a one-time signing bonus in the amount of $50,000. In addition, the Executive shall receive stock options to acquire 100,000 shares of Class A Common Stock of Carson, Inc. at the per share price equal to the closing price on April 30, 1997, as reported on the consolidated transaction reporting system for the New York Stock Exchange. Of the 100,000 aforementioned stock options, the first 50,000 of
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these options shall be granted to the Executive effective upon the execution of this employment agreement and are immediately exercisable upon the execution of the option agreement evidencing such grant. Of the remaining 50,000 options, which shall be granted at the execution of this employment agreement, one-third (1/3) shall be exercisable on each of the first three anniversaries of May 1, 1997 if Executive is employed by the Company on such dates. In addition, for each fiscal year of the Company ending within the Term of Covered Employment, Executive shall receive a (pro-rated for 1997) bonus (the "Bonus") in an amount equal to (i) thirty percent (30%) of Base Salary if the "base case" objectives (but not the "anticipated case" objectives) for such fiscal year as specified by the Board, or a committee thereof are achieved, or (ii) fifty percent (50%) of Base Salary if the "anticipated case" objectives for such fiscal year as specified by the Board, or a committee thereof, are met. The objectives utilized in determining the Bonus shall be net revenue growth, net income, earnings per share and/or stock price growth, such as defined by the Board (or a committee thereof) in its sole discretion. A lesser percentage of Base Salary may be paid hereunder if one or more, but not all, of the targeted objectives are met. The value of the Bonus, if any, shall be paid seventy-five percent (75%) in a single lump sum cash payment and twenty-five percent (25%) in shares of restricted stock of Carson, Inc. If the "anticipated case" objectives are met, the value of the Bonus, if any, shall be paid fifty percent (50%) in a single lump sum cash payment and fifty percent (50%) in shares of restricted stock of Carson, Inc. Such restricted stock shall vest as to one-third (1/3) of the aggregate number of shares delivered to Executive on each of the first three anniversaries of the date of payment of the Bonus if Executive is employed by the Company on such dates. The Bonus shall be paid no later than 120 days after the end of the fiscal year for which the applicable objectives have been met.

     3.2  Pension and Welfare Plans.  During the Term of Covered Employment,
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Executive shall also be eligible to participate in any pension and welfare plans maintained by the Company for its employees, except profit-sharing and the Christmas bonus plan, subject to the requirements of applicable law.

     3.3  Fringe Benefits.
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     (a) Automobile.  Executive shall be entitled to an automobile allowance from the Company of $500 for each month during the Term of Covered Employment. In addition, the Company shall pay for all insurance on the automobile to which the monthly allowance is applied. However, Executive shall be solely responsible for all maintenance, repair and other expenses with respect to such automobile.

     (b) Relocation Expenses/Allowance. The Company shall reimburse Executive for all expenses incurred by him in relocating to Savannah, Georgia or its vicinity. The Company shall reimburse Executive for all travel and temporary lodging expenses incurred, including spouse-accompanied trips to Savannah, Georgia to secure his permanent residence in Savannah, Georgia or its vicinity. In addition, the Company shall pay Executive 100% of final closing costs associated with purchase of residence in Savannah or its vicinity, and 100% of moving expenses.

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     (c) Other Fringe Benefits.  During the Term of Covered Employment,
     Executive shall receive any other fringe benefits generally provided by the Company to its employees.

     4.  Termination of Employment.  Notwithstanding any other provision of this
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Agreement, but subject to the notice provisions contained in this Section 4, the
Company retains the right to terminate Executive's employment, and Executive retains the right to resign from employment with the Company, at any time and for any reason.

                4.1  Termination for Cause. The Company may terminate
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        Executive's employment with the Company for "Cause" (as hereinafter defined) in the manner specified in this Section 4.1. In the event that on or after the Execution Date and prior to the Expiration Date, the Company terminates Executive's employment with the Company for Cause, the Term of Covered Employment shall end on the date of such termination (which shall be the date specified in the notice described in this Section 4.1) and Executive shall be entitled only to any unpaid amount of Base Salary for his employment with the Company throughout and including the date of such termination. In any event, Executive shall not be entitled to receive any amount of Base Salary with respect to any period following the date of such termination, or any portion of the Bonus for the fiscal year of the Company in which such date of termination occurs.

        For purposes of this Agreement, termination for "Cause" means termination by the Company due to Executive's gross dereliction of his duties under this Agreement, including, without limitation, his refusal to follow or gross neglect of the directions of the Chief Executive Officer of the Company or any other executive of the Company senior to Executive, or any willful misconduct by Executive that is materially injurious to the Company, or the indictment of Executive for a felony involving moral turpitude.

        To terminate Executive for Cause, the Company shall give a written notice of such termination to Executive ("Notice of Termination"), and shall specify the date of such termination, which shall not be earlier than the date on which such notice is given to Executive. Such notice shall be given to Executive no later than 10 days after actual knowledge of the events or circumstances which purportedly constitute Cause for such termination, and shall specify the particular act or acts, or failure to act, or other events or circumstances constituting Cause for such termination. Executive shall be given the opportunity within 30 days after receiving such notice to explain why Cause for such termination does not exist. Within 15 days after any such explanation, Executive will be given the final decision regarding whether Cause exists. If the final decision is that Cause exists, Executive's employment with the Company shall be terminated under this Section 4.1 pursuant to the Notice of Termination as of the date of termination specified in such Notice. If the final decision is that Cause does not exist, Executive's employment with the Company shall not be terminated under this Section 4.1.

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                4.2  Resignation. Executive may resign from employment with the
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        Company by giving the Company written notice of such resignation, which notice shall specify the date of resignation, which shall not be earlier than 30 days after the date such written notice is given to the Company. In the event of Executive's resignation on or after the Execution and prior to the Expiration Date, the Term of Covered Employment shall end on the date of resignation which shall be the date specified in Executive's notice of resignation), and Executive shall be entitled only to any unpaid amount of Base Salary for his employment with the Company through and including such date of resignation. Executive shall not be entitled to receive any amount of Base Salary with respect to any period following such date of resignation, or any portion of the bonus for the fiscal year of the Company in which such date of resignation occurs.

                4.3  Termination Other Than For Cause. The Company may terminate
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        Executive's employment with the Company other than for Cause by giving
        Executive written notice of such termination, which notice shall specify the date of such termination, which shall not be earlier than 30 days after such written notice is given to Executive. In the event that on or after the Execution Date and prior to the Expiration Date Executive's employment with the Company is terminated by the Company other than for Cause, the Term of Covered Employment shall end upon such specified date of termination and the Company shall pay Executive, within 30 days after such date of termination, an additional lump sum amount equal to any unpaid amount of Base Salary for his term of employment with the Company through and including such date of termination. Executive shall not be eligible to participate in any of the Company's employee benefit plans following such date of termination of employment, except as may be required by applicable law.

                4.4  Termination Due to Death or Disability. The Company may
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        terminate Executive's employment with the Company due to "Disability", as hereinafter defined, by giving Executive written notice of such termination, which notice shall specify the date of such termination, which shall not be earlier than 30 days after such written notice is given to Executive. If on or after the Execution Date and prior to the Expiration Date Executive's employment with the Company is terminated due to Disability, or if during such period Executive dies, the Term of Covered Employment shall end upon such specified date of termination or date of death, as applicable, and the Company shall pay Executive, or his beneficiary of estate, as the case may be, within 15 days after such date of termination or death, an additional lump sum amount equal to 150% of one year's Base Salary.

        For purposes of this Agreement, "Disability" means Executive's inability to perform his duties under this Agreement for a period of at least six consecutive months because of medically determinable physical or mental impairment, as determined by a physician mutually agreeable to Executive and the Company. If Executive and the Company are unable to agree on such a physician, each shall

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        appoint one physician and those two physicians shall appoint a third physician who shall make such a determination.

     5.  Non-Competition; Non-Solicitation.  While Executive is employed by the
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Company (including any period of such employment following the expiration of the
Term of Covered Employment), and during the period in which Executive is receiving payments of Base Salary from the Company (regardless of whether or not Executive is then employed by the Company), Executive shall not directly or indirectly (i) own, manage, operate, represent, promote, consult for, control or participate in the ownership, operation, acquisition or management of any other business which manufactures and/or distributes ethnic hair care products or cosmetics, (ii) solicit (other than on behalf of the Company or any of its affiliates), divert or take away the business of any customers of the Company or any of its affiliates, or any prospective customers of the Company or any of its affiliates whose business the Company or any of its affiliates is actively soliciting, or has actively solicited, during Executive's employment with the Company with whom Executive had any material personal contact, or (iii) solicit or induce any employee of the Company or any of its affiliates to terminate such employee's employment with the Company or such affiliate. It is expressly acknowledged that a breach of this covenant may result in irreparable harm to the Company for which there is no adequate remedy at law and that, therefore, in the event of such a breach, the Company shall be entitled to obtain injunctive relief restraining Executive from engaging in activities prohibited by this
Section 5 or any other relief as may be required to specifically enforce this covenant.

     6.  Confidentiality.  While employed by the Company and at all times
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thereafter, Executive shall maintain the confidentiality of all information of and relating to, and all material of, the Company and its affiliates that have not been made available to the public (other than by reason of a breach by Executive of his obligations under this Section 6) and shall not, without the Company's prior written permission, disclose to any person outside of the Company and its affiliates any such information or material. Without limiting the foregoing sentence, such information and material shall include pricing plans and price policies, business plans, sales forecasts, research and development, formulas, procedures and the identity of customers and suppliers and the terms upon which the Company ar any of its affiliates deals with them. Upon termination of employment with the Company, Executive shall return to the Company all property in his possession, whether or not containing confidential information, including but not limited to originals and copies of any written documents, drawings and reports, diskettes and other storage media, belonging to the Company or any of its affiliates or received from the Company or any of its affiliates. It is expressly acknowledged that a breach of this covenant may result in irreparable harm to the Company for which there is no adequate remedy at law and that, therefore, in the event of such a breach, the Company shall be entitled to obtain injunctive relief restraining Executive from engaging in activities prohibited by this Section 6 or any other relief as may be required to specifically enforce this covenant.

     7.  Notices.  All notices and other communications under this Agreement
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shall be in writing and shall be given by hand delivery to the party receiving such notice or by certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Executive:   Mr. Robert W. Pierce

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                        c/o Carson Products Company
                        64 Ross Road
                        Savannah, Georgia  31405


     If to the Company: Carson Products Company
                        64 Ross Road
                        Savannah, Georgia 31405
                        Attention: Chairman and Chief Executive Officer

or to such other address as either party shall have furnished to the other party in writing as the address to send future notices and communications in accordance herewith. Any notice or communication shall be deemed given when actually received by the party who is its intended recipient.

     8.  Severability.  If any provision of this Agreement is held to be invalid
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under applicable law, such provision shall be ineffective only to the extent of such invalidity, and the remaining provisions of this Agreement shall be unimpaired.

     9.  Waivers.  The waiver by either party of a breach of any provision of
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this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision, or as a waiver of any other provision of this Agreement.

     10.  Assignability.  The Company may assign its rights and obligations
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hereunder to any of its affiliates, or to any successor of the Company.
Executive may not assign any of his rights, duties, obligations or interests hereunder to any other person without the prior express written consent of the Board of Directors of the Company.

     11.  Entire Agreement.  This instrument contains the entire agreement of
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the parties with respect to, and supersedes all prior agreements relating to,
Executive's employment with the Company.

     12.  Governing Law.  This Agreement shall be governed by, and construed and
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enforced under, the laws of the State of Georgia.

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     13.  Effectiveness of Agreement.  This Agreement shall be and become
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effective as of the Execution Date.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                Carson Products Company



                                By: /s/ Leroy Keith
                                   ------------------------
                                   Leroy Keith
                                   Chairman and CEO


/s/ Robert W. Pierce
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Mr. Robert W. Pierce

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